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                                                                     Exhibit 3.6

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                   EMMIS BROADCASTING CORPORATION OF NEW YORK


         The above corporation (hereinafter referred to as the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as amended, (the "Act"), desiring to give notice of corporate action effectuating an amendment to its Articles of Incorporation, sets forth the following facts:

                                    ARTICLE I

         Section I: Date of Incorporation of the Corporation is July 3, 1986.

         Section II: The name of the Corporation following this amendment is Emmis Radio Corporation.

         Section III: That Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

                                    ARTICLE I

                                 Identification

            "The name of the Corporation is Emmis Radio Corporation."


                                   ARTICLE II

         The Amendment to the Articles of Incorporation was approved by the Board of Directors of the Corporation by Written Consent dated December 8, 2000, and the Amendment to the Articles of Incorporation was submitted to the Shareholders of the Corporation for approval in the same instrument.

         The proposed Amendment to the Articles of Incorporation was approved by all of the shareholders of the Corporation by a Written Consent executed by all of the shareholders dated as of December 8, 2000.

      The manner of the adoption of the Amendment of the Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the Code of By-Laws of the Corporation.

      Executed this 8th day of December, 2000.



                                         /s/ Jeffrey H. Smulyan
                                      ------------------------------------------
                                      Jeffrey H. Smulyan, Chairman of the Board
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                            ARTICLES OF INCORPORATION

                                       OF

                         EMMIS BROADCASTING CORPORATION
                                   OF NEW YORK


         The undersigned incorporator, desiring to form a Corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of The Indiana Business Corporation Law, as now or hereafter amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:


                                    ARTICLE I

                                 Identification

         The name of the Corporation is EMMIS BROADCASTING CORPORATION OF NEW YORK.


                                   ARTICLE II

                                    Purposes

         This Corporation is formed for the purpose of transacting any or all lawful business for which corporation may be incorporated under the Act. The Corporation shall have the same capacity to act as possessed by natural persons and shall have and exercise all powers granted to business corporations formed under the Act and permitted by the laws of the State of Indiana in force from time to time hereafter, including, but not limited to, the general rights, privileges and powers set out in the Act, the power to enter into and engage in partnerships and joint ventures, and to act as agent. The Corporation shall have the power and capacity to engage in all business activities, either directly or through any person, firm, entity, trust, partnership or association.


                                   ARTICLE III

                                Term of Existence

         The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                     Registered Office and Registered Agent
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         The street address of the registered office of the Corporation is 1099
North Meridian Street, Suite 1197, Indianapolis, Indiana 46204, and the name of the registered agent at such address is Steven C. Crane.


                                    ARTICLE V

                                Authorized Shares

         The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares consisting of one thousand (1,000) nonassessable shares having a par value of $.01 per share.


                                   ARTICLE VI

                           Terms of Authorized Shares

         Section 6.01. Terms. All shares are of one and the same class with equal rights, privileges, powers, obligations, liabilities, duties and restrictions. These shares may be issued for any consideration consistent with the Act, including tangible or intangible property or benefit to the corporation, at such price and amount per share as may be determined by the Board of Directors.

         Section 6.02. Dividends. The Shareholders shall be entitled to receive dividends as declared by the Board of Directors in accordance with the Act; dividends may be paid in cash, property or in authorized shares of the Corporation consisting of either treasury shares or its authorized but unissued shares.

         Section 6.03. Payment on Dissolution. In the event of voluntary or involuntary dissolution of the Corporation, the Shareholders shall be entitled, after payment of all debts and liabilities of the corporation, to share equally in the remaining assets of the Corporation.


                                   ARTICLE VII

                                  Voting Rights

         Every Shareholder of the Corporation shall have the right, at every Shareholders' meeting, to one vote for each share standing in his name on the books of the Corporation.
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                                  ARTICLE VIII

                             Initial Stated Capital

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received at its initial stated capital for the issuance of its shares; provided, however, that after August 1, 1987, or such sooner date as specified by the Board of Directors in the event that the Corporation makes an election to be governed by the provisions of the Indiana Business Corporation Law prior to August 1, 1987, this
Article VIII shall be null and void.


                                   ARTICLE IX

                               Board of Directors

         Section 9.01. The number of Directors constituting the initial board of Directors shall be two (2). Thereafter, the number of Directors shall be fixed by the By-Laws of the Corporation.

         Section 9.02. Reliance by Directors on books of Account, Etc. Each Director of the Corporation shall be fully protected in relying in good faith upon (a) the books of account of the Corporation, or (b) statements prepared by any of its officers and employees as to the value and amount of the assets, liabilities and net profits of the Corporation, or any of such items, or (c) statements or advice made by or prepared by an officer or employee of the Corporation, or any accountant, attorney, or other person or firm employed by the Corporation to render advice or service.

         Section 9.03. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation against liability and expenses to the full extent allowable under the Act.


                                    ARTICLE X

                            Data Respecting Directors

         The names and post office addresses of the initial Board of Directors of the Corporation are as follows:

    Name                      Address                    City and State
    ---------------------------------------------------------------------------
    Jeffrey H. Smulyan        1099 N. Meridian St.       Indianapolis, IN 46204
                              Suite 1197
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    Steven C. Crane           1099 N. Meridian St.       Indianapolis, IN 46204
                              Suite 1197


                                   ARTICLE XI

                          Data Respecting Incorporator

         The name and address of the incorporator of the Corporation is David L. Wills, Bose McKinney & Evans, 1100 First Indiana Building, Indianapolis, Indiana 46204.


                                   ARTICLE XII

                        Indiana Business Corporation Law

         After the earlier of August 1, 1987 or the effective date of an election by the Board of Directors to have the Corporation governed by the provisions of the Indiana Business Corporation law, the term "Act" as used herein shall mean the Indiana Business Corporation Law as hereafter amended.

         IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article XI, executes these Articles of Incorporation and certifies to the trust of the facts herein stated, this 3rd day of July, 1986.


                                                 /s/ David L. Wills
                                               -------------------------------
                                               David L. Wills
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         I HEREBY VERIFY SUBJECT TO THE PENALTIES OF PERJURY THAT THE FACTS
CONTAINED HEREIN ARE TRUE.



                                                 /s/ David L. Wills
                                               --------------------------------
                                               David L. Wills, Incorporator





This instrument was prepared by David L. Wills, Attorney at Law, 1100 First Indiana Building, Indianapolis, Indiana 46204.